Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2005 (May 10, 2005 as to Note 2 “Stock-based Compensation” and Note 12), related to the consolidated financial statements of O2Micro International Limited, appearing in the Annual Report on Form 20-F of O2Micro International Limited for the year ended December 31, 2004.

/s/ Deloitte & Touche

Deloitte & Touche
Taipei, Taiwan
Republic of China
March 3, 2006